As filed with the Commission on September 4, 2007

Registration No. 333-141070

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ohio Casualty Corporation

(Exact name of registrant as specified in its charter)

Ohio	31-0783294
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9450 Seward Road

Fairfield, Ohio 45014

(513) 603-2400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gary R. Gregg

Chief Executive Officer

9450 Seward Road

Fairfield, Ohio 45014

(513) 603-2400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to public:    This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

Ohio Casualty Corporation (the “Registrant”) files this Post-Effective Amendment No. 1 to the registration statement on Form S-3, file No. 333-141070 (the “Registration Statement”), originally filed on March 5, 2007, to deregister unsold securities of the Registrant.

On August 24, 2007, pursuant to an Agreement and Plan of Merger dated as of May 6, 2007, by and among Registrant, Liberty Mutual Insurance Company (“Parent”) and Waterfall Merger Corp, a majority owned direct subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into Registrant and Registrant became a majority-owned subsidiary of Parent. Registrant intends to file a certification and notice of termination on Form 15 with respect to Registrant’s common shares, par value $.125 each, common share purchase rights, and $200,000,000 of 7.30% Senior Notes due 2014.

Pursuant to the undertaking made by Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering, Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the securities that remain unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fairfield, State of Ohio, on September 4, 2007.

OHIO CASUALTY CORPORATION

By:	/s/ Gary R. Gregg
Gary R. Gregg Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Gary R. Gregg Gary R. Gregg	Chief Executive Officer and Director (principal executive officer)	September 4, 2007

/s/ James F. Dore James F. Dore	Chief Financial Officer and Director (principal financial officer)	September 4, 2007

/s/ Dennis J. Langwell Dennis J. Langwell	Director	September 4, 2007

/s/ Christopher C. Mansfield Christopher C. Mansfield	Director	September 4, 2007

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